UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2010

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 10, 2010, Boston Scientific Corporation (the “Company”) issued a press release announcing financial results for the fourth quarter and full year ended December 31, 2009, as well as guidance for net sales and earnings per share for the first quarter and full year 2010.  A copy of the release is furnished with this report as Exhibit 99.1.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On February 6, 2010, the Board of Directors of Boston Scientific Corporation (the “Company”) approved, and the Company committed to, a series of management changes and restructuring initiatives (the “2010 Plan”), designed to strengthen the Company and position it for long-term success.  The Company estimates that the Plan will reduce annual pre-tax operating expenses by approximately $200 million to $250 million once completed in 2011. Key activities under the plan include the integration of the Company’s Cardiovascular and Cardiac Rhythm Management (CRM) businesses; the centralization of the Company’s R&D organization; and the restructuring of certain other businesses, regions, corporate functions and product franchises in order to drive innovation, accelerate profitable growth and increase both accountability and shareholder value. The Company anticipates the elimination of 1,000 to 1,300 positions as a result of the execution of the 2010 Plan. Activities under the 2010 Plan will be initiated in the first quarter of 2010 and are expected to be substantially completed by the end of 2011.

The Company estimates that the 2010 Plan will result in total pre-tax charges of approximately $180 million to $200 million, of which the Company estimates approximately $140 million to $160 million will be recorded in 2010, and that approximately $170 million to $190 million of total charges will result in future cash outlays. The following table provides a summary of the Company’s estimates of costs associated with the 2010 Plan by major type of cost:

Type of Cost	Total Expected Amounts
Restructuring charges:
Termination benefits	$115 million to $125 million
Asset write-offs	$5 million
Other (1)	$35 million to $40 million

Restructuring-related expenses:
Other (2)	$25 million to $30 million

$180 million to $200 million

(1)	Includes primarily consulting fees and costs associated with contractual cancellations
(2)	Includes accelerated depreciation and other costs necessary to implement the 2010 Plan

The Company estimates that during the first quarter of 2010, it will record approximately $85 million to $95 million of restructuring charges associated with the 2010 Plan. The Company will record the remaining expenses throughout 2010 and 2011. The restructuring charges will be recorded pursuant to Financial Accounting Standards Board Accounting Standards Codification™ Topic 420, Exit or Disposal Cost Obligations; Topic 712, Compensation – Nonretirement Postemployment Benefits; and Topic 360, Property, Plant and Equipment, as applicable.

This filing contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our restructuring plans, management changes and operational and growth strategies.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

A copy of the press release is attached as Exhibit 99.2.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 6, 2010, our Board of Directors approved certain management changes as part of the restructuring initiatives designed to provide the Company with the organizational structure and leadership needed to execute our strategic plan.  Certain of our Named Executive Officers are affected as follows:

Effective March 1, 2010, Sam Leno will be promoted to Executive Vice President and Chief Operations Officer, Jeffrey Capello will be promoted to Executive Vice President and Chief Financial Officer and, effective February 10, 2010, Fred Colen was promoted to Executive Vice President and Chief Technology Officer.  As a result of eliminating our International Headquarters, David McFaul’s position as Senior Vice President, International will be eliminated.

Also on February 6, 2010, the Executive Compensation and Human Resources Committee of our Board of Directors approved compensation adjustments for the following Named Executive Officers.

In connection with his promotion, the Committee increased Mr. Leno’s annual base salary to $645,000 and authorized an annual equity award in the amount of $2,000,000, consisting of 25% performance share units, 25% deferred stock units and 50% non-qualified stock options.  He was also awarded 50,000 deferred stock units, valued at approximately $450,000, in connection with his assumption of increased responsibilities.  All equity awards will be issued at the close of business on the first day of the next open window under our Stock Trading Policy.

In connection with his promotion, the Committee increased Mr. Capello’s annual base salary to $600,000 per year, his incentive opportunity under our 2010 Performance Incentive Plan to 70% of his base salary and authorized an annual equity award in the amount of $750,000, consisting of 25% performance share units, 25% deferred stock units and 50% non-qualified stock options, as well as an equity grant of $2,250,000 in connection with his assumption of increased responsibilities, consisting of 25% deferred stock units and 75% non-qualified stock options.  All equity awards will be issued at the close of business on the first day of the next open window under our Stock Trading Policy.

In connection with his promotion, the Committee increased Mr. Colen’s annual base salary to $600,000 and authorized an equity award in the amount of $2,000,000, consisting of 25% performance share units, 25% deferred stock units and 50% non-qualified stock options, representing an annual equity grant to Mr. Colen and an award in connection with his assumption of increased responsibilities.  All equity awards will be issued at the close of business on the first day of the next open window under our Stock Trading Policy.

Mr. McFaul stepped down from our Executive Committee on February 10, 2010 but will remain with the Company until March 30, 2010 in order to assist with international restructuring efforts.  As part of his separation, Mr. McFaul will receive severance pay equal to twelve months of his base salary of $405,000 pursuant to our existing Severance Pay and Layoff Notification Plan, and health and welfare benefits for the severance pay period.  In addition, Mr. McFaul will receive a lump sum payment equal to his annual base salary of $405,000 on or about March 30, 2010 and an amount equal to a pro-rated executive allowance under our Executive Allowance Plan, or $6,250.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated February 10, 2010.
99.2	Press Release issued by Boston Scientific Corporation dated February 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: February 10, 2010	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Senior Vice President and Deputy General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated February 10, 2010
99.2	Press Release issued by Boston Scientific Corporation dated February 10, 2010